Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Trust III
333-65269
811-09037

On December 10, 2012, under Conformed Submission
485BPOS, accession number, 0001193125-12-496576,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated September 21, 2012, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.